Exhibit 21.1

Sabre Corporation
2025 ANNUAL REPORT

List of Subsidiaries

The following are subsidiaries of Sabre Corporation as of December 31, 2025 and the states or jurisdictions in which they are organized. Except as otherwise specified, in each case Sabre Corporation owns, directly or indirectly, all of the voting securities of each subsidiary.

	Jurisdiction of Incorporation	% of Voting Interest
Legal Name of Subsidiary		Directly or Indirectly Held
	or Organization	(If Not Wholly-owned)
Airline Technology Services Mauritius Ltd.	Mauritius
Asiana Sabre Inc.	Korea, Republic of	20%
Conferma US Inc.	Delaware
Conferma Ltd	United Kingdom	81%
Conferma Pty Ltd	Australia
Conferma Singapore Pte Ltd	Singapore
Elektroniczne Systemy Sprzedazy Sp. ZO.O.	Poland	40%
Excellent Management Limited	Hong Kong	20%
EZY Webwerksraden AB	Sweden
FERMR Holdings Limited	United Kingdom	81%
Laser Holdings Limited	United Kingdom
lastminute.com Holdings, Inc.	Delaware
lastminute.com LLC	Delaware
Lastminute.com GmbH i.L.	Germany
Last Minute Network Limited	United Kingdom
Leisure Cars Group Limited	United Kingdom
Leisure Cars International Limited	United Kingdom
Marlins Acquisition Corp	Delaware
PRISM Group, Inc.	Maryland
PRISM Technologies, LLC	New Mexico
PT Sabre Travel Network Indonesia	Indonesia	5%
Radixx Solutions International, Inc.	Delaware
RSI Midco, Inc.	Delaware
Sabre (Australia) Pty Ltd	Australia
Sabre (Thailand) Holdings LLC	Delaware
Sabre Airline Solutions GmbH	Germany
Sabre AS (Luxembourg) S.a r.l.	Luxembourg

Exhibit 21.1

Sabre Asia Pacific Pte. Ltd.	Singapore
Sabre Australia Technologies I Pty. Ltd.	Australia
Sabre Belgium SA	Belgium
Sabre Bulgaria AD	Bulgaria	60%
Sabre Canada Inc.	Canada
Sabre China Sea Technologies Ltd.	Labuan
Sabre Colombia Ltda.	Colombia
Sabre Austria Marketing GmbH	Austria
Sabre Danmark ApS	Denmark
Sabre Decision Technologies International, LLC	Delaware
Sabre Deutschland Marketing GmbH	Germany
Sabre EMEA Marketing Limited	United Kingdom
Sabre Espana Marketing, S.A.U.	Spain
Sabre Finance (Luxembourg) S.a.r.l.	Luxembourg
Sabre Financial Borrower, LLC	Delaware
Sabre Financing Holdings, LLC	Delaware
Sabre France Sarl	France
Sabre GDC, LLC	Delaware
Sabre GLBL Inc.	Delaware
Sabre Global Services S.A.	Uruguay
Sabre Global Technologies Limited	United Kingdom
Sabre Headquarters, LLC	Delaware
Sabre Hellas Computer Reservation Systems
Services Societe Anonyme	Greece
Sabre Holdings (Luxembourg) S.a.r.l.	Luxembourg
Sabre Holdings Corporation	Delaware
Sabre Holdings GmbH	Germany
Sabre Iceland ehf.	Iceland
Sabre Informacion S.A. de C.V.	Mexico
Sabre Intergroup LLC	Russia	50%
Sabre International (Bahrain) W.L.L.	Bahrain
Sabre International (Luxembourg) S.a.r.l.	Luxembourg
Sabre International B.V.	Netherlands
Sabre International Holdings, LLC	Delaware
Sabre International Newco, Inc.	Delaware
Sabre International, LLC	Delaware
Sabre Ireland Limited	Ireland
Sabre Israel Travel Technologies LTD.	Israel
Sabre Italia S.r.l.	Italy
Sabre Limited	New Zealand
Sabre Marketing Nederland B.V.	Netherlands
Sabre Marketing Pte. Ltd.	Singapore
Sabre Mexico LLC	Delaware

Exhibit 21.1

Sabre Nederland Holdings B.V.	Netherlands
Sabre Norge AS	Norway
Sabre Pakistan (Private) Limited	Pakistan
Sabre Polska Sp. Z.o.o.	Poland
Sabre Portugal Servicios Lda	Portugal
Sabre Securitization, LLC	Delaware
Sabre Seyahat Dagitim Sisternleri A.S.	Turkey	60%
Sabre Sociedad Technologica S de RL de CV	Mexico
Sabre South Pacific I	Australia
Sabre Suomi Oy	Finland
Sabre Sverige AB	Sweden
Sabre Technology Holdings Pte. Ltd.	Singapore
Sabre Technology Holland II B.V.	Netherlands
Sabre Travel International Limited	Ireland
Sabre Travel Network (Australia) Pty Ltd.	Australia
Sabre Travel Network (Bangladesh) Limited	Bangladesh	49%
Sabre Travel Network (Brunei) Sdn Bhd	Brunei Darussalam	15%
Sabre Travel Network (Central Asia) LLP	Kazakhstan
Sabre Travel Network (Hong Kong) Limited	Hong Kong
Sabre Travel Network (India) Private Limited	India
	Lao People's Democratic
Sabre Travel Network (Lao) Co., Ltd.	Republic	40%
Sabre Travel Network (Malaysia) Sdn. Bhd.	Malaysia
Sabre Travel Network (New Zealand) Limited	New Zealand
Sabre Travel Network Pakistan (Private) Limited	Pakistan	25%
Sabre Travel Network (Philippines) Inc.	Philippines	17%
Sabre Travel Network (Thailand) Ltd.	Thailand
Sabre Travel Network Eqypt LLC	Egypt	60%
Sabre Travel Network Jordan LLC	Jordan	60%
Sabre Travel Network Lanka (Private) Limited	Sri Lanka	49%
Sabre Travel Network Middle East Co. W.L.L.	Bahrain	60%
Sabre Travel Network Romania S.R.L.	Romania
Sabre Travel Network Southern Africa (Proprietary)
Limited	South Africa
Sabre Travel Network Taiwan Ltd.	Taiwan	4.39%

Exhibit 21.1

Sabre Travel Technologies (Private) Limited	India
Sabre UK Marketing Ltd.	United Kingdom
Sabre North East Limited	United Kingdom	30%
Sabre Ukraine LLC	Ukraine	30%
Sabre Vietnam JSC	Vietnam	24%
Sabre Zenon Cyprus Limited	Cyprus
SabreMark G.P., LLC	Delaware
SabreMark Limited Partnership	Delaware
Switch Automated Booking Services Co WLL	Kuwait	49%
TG India Holdings Company	Cayman Islands
TG India Management Company	Cayman Islands
Travelocity Global Technologies Private Limited	India
TVL Common, Inc.	Delaware
TVL Europe	United Kingdom
TVL Holdings I, LLC	Delaware
TVL Holdings, Inc.	Delaware
TVL LLC	Delaware
TVL LP	Delaware
TVL Travel Limited	United Kingdom
Zuji Holdings Ltd.	Cayman Islands